EXHIBIT 23(e)

                            CONSENT OF MERRILL LYNCH

         We hereby consent to the use of our opinion letter dated April 6, 1998 to the Board of Directors of Conseco, Inc. included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of Conseco, Inc. with and into Green Tree Financial Corporation and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   MERRILL LYNCH, PIERCE, FENNER
                                                     & SMITH INCORPORATED


                                                     By: /s/ David C. Sherwood
                                                         -----------------------




April 24, 1998